EXHIBIT 99.2

Investor Relations Contact:
Andrew Haag, Managing Partner, USA
Hampton Growth, LLC
Tel: +1-877-368-3566
E-mail: csgj@hamptongrowth.com

Robert Haag, Managing Director, Asia
Hampton Growth, LLC
Tel: +86-152-2174-3282
Tel: + 310-310-4842
E-mail: robert.haag@hamptongrowth.com
Website: www.hamptongrowth.com

FOR IMMEDIATE RELEASE

China Shuangji Cement, Ltd. Announces Hainan Province Government Grants Extension of Dongfang Cement Plant License

Company Permitted to Continue Production at Dongfang Cement Factory Until a New 2 Million Metric Ton Cement Plant Is Built and Fully Operational

Zhaoyuan City, China, Dec. 16, 2010 -- China Shuangji Cement, Ltd. (OTC.BB:CSGJ - News) ("China Shuangji" or the "Company"), a leading producer of high-quality Portland cement in Shandong and Hainan Provinces in the People’s Republic of China (PRC), announced that its Dongfang cement plant on Hainan Island, which it previously announced was on a published list of more than 2,000 production lines across China that the Ministry of Industry and Information Technology (MIIT) wanted to phase out due to concerns over outmoded production methods, has been granted a long-term extension of its operating license until after a new state of the art 2,000,000 MT cement plant is completed and fully operational.

“We have been working closely with both the Hainan government and PRC national authorities to resolve this matter so that it is mutually beneficial for all our stakeholders including our shareholders, employees, suppliers, customers, and also the people and businesses of Hainan Province who depend on our high quality cement for their construction needs. Everyone is very pleased by this outcome,” said Mr. Wenji Song, Chairman and President of China Shuangji Cement, Ltd. “Under this agreement, we will be able to keep our Dongfang production line open, which has a current annual capacity of 500,000 MT, until after we have constructed a new modern cement plant.”  Mr. Song added, “We are presently negotiating with several banks and commercial funders to secure interest only loans for the money needed to build this new plant and are confident that we will be able to secure the funds on commercially competitive terms.”

Mr. Song continued, “Hainan Province is growing rapidly and has gained significant strength and prosperity with many new real estate projects and infrastructures projects being planned.  Once completed, this new, state-of-the-art 2,000,000 MT cement facility in Dongfang, Hainan Province, will have an annual capacity 4 times greater than the capacity of the present plant.  This will greatly assist us in our goal to become one of the top suppliers of high-grade bulk cement in China.”

Once this new plant is online and fully operational, China Shuangji’s total annual production run rate will be roughly 4,500,000 tons which would roughly equate to $180 million in sales and about $15 million in profits.

About China Shuangji Cement, Ltd.

China Shuangji Cement, Ltd. (OTC.BB: CSGJ - News), through its affiliates and controlled entities, is a leading producer of high-quality Portland cement in Shandong and Hainan Provinces. Its processed cement products are primarily purchased by contractors for the construction of buildings, roads, and other infrastructure projects. The Company currently has an annual production capacity of approximately 2,500,000 tons of Portland cement from four facilities (two facilities in Hainan Province and two facilities in Shandong Province). This capacity rate is about 66% higher now that the new 1 million ton state of the art Zhaoyuan City Cement Plant opened in late December 2010. For more information about China Shuangji, please visit its corporate website at www.chinashuangjicement.com

Safe Harbor Statement

The information contained herein includes forward-looking statements. These statements relate to future events or to our future anticipated financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology. Such statements typically involve risks and uncertainties and may include financial projections or information regarding the progress of new product development and market conditions. Actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors, including the risks associated with the effect of changing economic conditions in The People's Republic of China. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We do not intend to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward-looking statements if they comply with the requirements of the Act. In addition, please refer to the Risk Factor section of our 2009 Form 10-K filed with the Securities and Exchange Commission on April 15, 2010 and detailed in other reports filed with the Securities and Exchange Commission from time to time.

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